77Q. (e) ADVISORY AGREEMENT WITH GE FOR THE CONTRA FUND

                                 GE CONTRA FUND

                      INTERIM INVESTMENT ADVISORY AGREEMENT

      THIS INTERIM INVESTMENT ADVISORY AGREEMENT is made as of the 6th day of December, 2005, by and between GE Private Asset Management Funds, a Delaware statutory trust (the "Trust"), on behalf of its GE Contra Fund series (the "Fund") and GE Private Asset Management, Inc., a California corporation (the "Adviser").

                                   WITNESSETH:

      WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Fund is a series of the Trust having separate assets and liabilities; and

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of supplying investment advice as an independent contractor; and

      WHEREAS, the Trust desires to retain the Adviser to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Adviser desires to furnish said advice and services;

      WHEREAS, the Adviser renders advice and services to the Fund under an Investment Management Agreement dated December 2, 2004 (the "Old Agreement");

      WHEREAS, the Adviser and Trust on behalf of the Fund enter into this Agreement pursuant to Rule 15a-4 under the Investment Company Act and intend for this Agreement's term to extend only for so long as necessary to obtain the requisite vote of the shareholders of the Fund, as required by law and the Trust's Declaration of Trust and By-laws, to approve a new Investment Advisory Agreement between the Adviser and the Trust on behalf of the Fund ("New Agreement") or one hundred and fifty (150) days from the date of the termination of the Old Agreement, whichever occurs first:

      NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

Section 1. Investment Description: Appointment

      The Trust desires to employ the Fund's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the Trust's Declaration of Trust dated September 8, 2005, as amended from time to time (the "Declaration"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time and in the manner and to the extent as may from time to time be approved in the manner set forth in the Declaration. Copies of the Trust's Prospectus, the Statement of Additional Information and the Declaration have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as the Fund's investment advisor. The Adviser accepts the appointment and agrees to furnish the services described in Section 2 of this Agreement for the compensation set forth in Section 6 of this Agreement.

Section 2. Services as Adviser; Appointment of Sub-advisers

            Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will:

            (a) act in conformity with the Declaration, the Investment Company Act, and the Advisers Act;

            (b) manage the Fund's assets in accordance with the Fund's investment objective and policies as stated in the Prospectus and Statement of Additional Information;

            (c) make investment decisions for the Fund;

            (d) place purchase and sale orders for securities on behalf of the Fund;

            (e) exercise voting rights in respect of portfolio securities and other investments for the Fund; and

            (f) monitor and evaluate the services provided by the Fund's investment sub-advisers(s) (the "Sub-adviser(s)"), if any, under the terms of the applicable investment sub-advisory agreement(s).

            In providing these services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

            Subject to the approval of the Trustees of the Trust and, if required by law, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Adviser may in its sole discretion choose not to employ any sub-adviser(s), and may manage the Fund's assets itself. In the event that a Sub-adviser's engagement has been terminated, the Adviser likewise may, in its sole discretion, arrange for a successor sub-adviser on terms and conditions acceptable to the Fund and the Trust's Board of Trustees, or the Adviser may manage the Fund's assets itself.

Section 3. Brokerage

            In executing transactions for the Fund and selecting brokers or dealers, the Sub-adviser(s) will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security or commodity interest, the price of the security or commodity interest, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Sub-adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-adviser or an affiliate exercises investment discretion.

Section 4. Information Provided to the Trust

            The Adviser will keep the Trust informed of developments materially affecting the Fund and the Adviser will, on its own initiative, furnish the Trust from time to time whatever information the Adviser believes is appropriate for this purpose.

Section 5. Standard of Care

            The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to holders of the Fund's shares of beneficial interest to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that Fund may have under those laws.

Section 6. Compensation

            (a) In consideration of services rendered pursuant to this Agreement, the Fund will accrue daily and pay monthly a fee to the Adviser at the annual rate of 1.20% of the average daily net assets of the Fund.

            (b) The fee for the period from the commencement of investment operations to the end of the month during which investment operations commence will be prorated according to the proportion that such period bears to the full monthly period, and will be payable that month. Upon any termination of the Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement.

            (c) For the purpose of determining fees payable to the Adviser under this Agreement, the value of the Fund's net assets will be computed in the manner described in the Trust's current Prospectus and/or Statement of Additional Information.

            (d) All fees payable to the Adviser under this Section 6 (after the voluntary reimbursement of expenses or waiver of fees by Adviser) shall be accrued daily and paid by the Fund to an interest-bearing escrow account with the Fund's custodian; provided that if the New Agreement is approved by a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund before the termination of this Agreement, all amounts paid by the Fund in the escrow account will be immediately payable to the Adviser along with the interest attributable to such amounts upon such approval; provided, further, that if a majority of the outstanding voting securities of the Fund do not approve the New Agreement with respect to the Fund before the termination of this Agreement, the Adviser shall, upon termination of this Agreement, be entitled only to the lesser of: (i) the costs incurred in performing this Agreement with respect to the Fund plus interest earned on that amount while in escrow; or (ii) the total amount paid by the Fund to the escrow account plus interest earned on that amount.

Section 7. Costs and Expenses

            The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it as well as the payment of the fees of the Sub-adviser(s). The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Fund; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and Statements of Additional Information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the Fund's shareholders and of the officers or Trustees of the Trust; and any extraordinary expenses.

            The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

Section 8. Services to Other Companies or Accounts

            The Trust understands that the Adviser and the Sub-adviser(s) may act as investment advisers to fiduciary and other managed accounts, including other investment companies, and the Trust has no objection to the Adviser and Sub-adviser(s) so acting, provided that whenever the Fund and one or more other accounts advised by the Adviser or Sub-adviser(s) have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each account or company.

The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Trust understands and acknowledges that persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of any kind or nature.

Section 9. Term of Agreement

            (a) This Agreement shall be effective as an interim agreement as described in Rule 15a-4 under the Investment Company Act commencing on the date hereof (the "Interim Agreement Date"), and shall continue in effect until the earlier of (i) 150 days after the date hereof, (ii) termination of this Agreement for any reason by the Board of Trustees of the Trust, or (iii) approval of the New Agreement by (1) Board of Trustees of the Trust including a majority of the Trustees of the Trust who are not a party to this Agreement or interested persons (as defined in the Investment Company Act) of any such person, and (2) by a vote of the majority of the outstanding Shares of the Fund.

            (b) This Agreement is terminable, without penalty, on 10 days' written notice, by the Trust's Trustees or by vote of holders of a majority of the Fund's outstanding voting securities.

            (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act or in rules adopted under the Investment Company Act).

Section 10. Miscellaneous

            (a) The Trust recognizes that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that such other corporations and trusts may include the name "GE" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. The Trust agrees that, at the Adviser's request, the Trust's license to use "GE" will terminate and that the Trust will take all necessary action to change the name of the Trust to a name that does not include "GE."

            (b) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Advisers Act or rules or orders of the SEC.

            (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

            (e) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust.

            (f) This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.


                     [Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                        GE Private Asset Management Funds
                                        on behalf of GE Contra Fund

                                        By: /s/ Gurinder Ahluwalia
                                            ----------------------------
                                            Name:  Gurinder Ahluwalia
                                            Title: President

                                        GE Private Asset Management, Inc.

                                        By: /s/ Gurinder Ahluwalia
                                            ----------------------------
                                            Name:  Gurinder Ahluwalia
                                            Title: President

                                 GE CONTRA FUND

                          INVESTMENT ADVISORY AGREEMENT

      THIS INVESTMENT ADVISORY AGREEMENT is made as of the 30th day of January, 2006, by and between GE Private Asset Management Funds, a Delaware statutory trust (the "Trust"), on behalf of its GE Contra Fund series (the "Fund") and GE Private Asset Management, Inc., a California corporation (the "Adviser").

                                   WITNESSETH:

      WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Fund is a series of the Trust having separate assets and liabilities; and

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of supplying investment advice as an independent contractor; and

      WHEREAS, the Trust desires to retain the Adviser to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Adviser desires to furnish said advice and services:

      NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

Section 1. Investment Description: Appointment

      The Trust desires to employ the Fund's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the Trust's Declaration of Trust dated September 8, 2005, as amended from time to time (the "Declaration"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time and in the manner and to the extent as may from time to time be approved in the manner set forth in the Declaration. Copies of the Trust's Prospectus, the Statement of Additional Information and the Declaration have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as the Fund's investment advisor. The Adviser accepts the appointment and agrees to furnish the services described in Section 2 of this Agreement for the compensation set forth in Section 6 of this Agreement.

Section 2. Services as Adviser; Appointment of Sub-advisers

      Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will:


            (a) act in conformity with the Declaration, the Investment Company Act, and the Advisers Act;

            (b) manage the Fund's assets in accordance with the Fund's investment objective and policies as stated in the Prospectus and Statement of Additional Information;

            (c) make investment decisions for the Fund;

            (d) place purchase and sale orders for securities on behalf of the Fund;

            (e) exercise voting rights in respect of portfolio securities and other investments for the Fund; and

            (f) monitor and evaluate the services provided by the Fund's investment sub-advisers(s) (the "Sub-adviser(s)"), if any, under the terms of the applicable investment sub-advisory agreement(s).

      In providing these services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

      Subject to the approval of the Trustees of the Trust and, if required by law, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Adviser may in its sole discretion choose not to employ any sub-adviser(s), and may manage the Fund's assets itself. In the event that a Sub-adviser's engagement has been terminated, the Adviser likewise may, in its sole discretion, arrange for a successor sub-adviser on terms and conditions acceptable to the Fund and the Trust's Board of Trustees, or the Adviser may manage the Fund's assets itself.

Section 3. Brokerage

      In executing transactions for the Fund and selecting brokers or dealers, the Sub-adviser(s) will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security or commodity interest, the price of the security or commodity interest, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Sub-adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-adviser or an affiliate exercises investment discretion.

Section 4. Information Provided to the Trust

      The Adviser will keep the Trust informed of developments materially affecting the Fund and the Adviser will, on its own initiative, furnish the Trust from time to time whatever information the Adviser believes is appropriate for this purpose.

Section 5. Standard of Care

      The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to holders of the Fund's shares of beneficial interest to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that Fund may have under those laws.

Section 6. Compensation

      (a) In consideration of services rendered pursuant to this Agreement, the Fund will accrue daily and pay monthly a fee to the Adviser at the annual rate of 1.20% of the average daily net assets of the Fund.

      (b) The fee for the period from the commencement of investment operations to the end of the month during which investment operations commence will be prorated according to the proportion that such period bears to the full monthly period, and will be payable that month. Upon any termination of the Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement.

      (c) For the purpose of determining fees payable to the Adviser under this Agreement, the value of the Fund's net assets will be computed in the manner described in the Trust's current Prospectus and/or Statement of Additional Information.

Section 7. Costs and Expenses

      The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it as well as the payment of the fees of the Sub-adviser(s). The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including:

investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Fund; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and Statements of Additional Information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the Fund's shareholders and of the officers or Trustees of the Trust; and any extraordinary expenses.

      The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

Section 8. Services to Other Companies or Accounts

      The Trust understands that the Adviser and the Sub-adviser(s) may act as investment advisers to fiduciary and other managed accounts, including other investment companies, and the Trust has no objection to the Adviser and Sub-adviser(s) so acting, provided that whenever the Fund and one or more other accounts advised by the Adviser or Sub-adviser(s) have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each account or company. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Trust understands and acknowledges that persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of any kind or nature.

Section 9. Term of Agreement

      (a) This agreement will become effective as of January 30, 2006 ("Effective Date"), and shall continue for an initial term of two years from the Effective Date. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a "majority" of the Fund's outstanding voting securities (as defined in the Investment Company Act), provided that in either event the continuance is also approved by a majority of Trustees who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement is terminable, without penalty, on 60 days' written notice, by the Trust's Trustees or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 90 days' written notice, by the Adviser.

      (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act or in rules adopted under the Investment Company Act).

Section 10. Miscellaneous

      (a) The Trust recognizes that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that such other corporations and trusts may include the name "GE" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. The Trust agrees that, at the Adviser's request, the Trust's license to use "GE" will terminate and that the Trust will take all necessary action to change the name of the Trust to a name that does not include "GE."

      (b) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Advisers Act or rules or orders of the SEC.

      (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      (e) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust.

      (f) This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.


                     [Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                        GE Private Asset Management Funds
                                        on behalf of GE Contra Fund

                                        By: /s/ Gurinder Ahluwalia
                                            ----------------------------
                                            Name:  Gurinder Ahluwalia
                                            Title: President

                                        GE Private Asset Management, Inc.

                                        By: /s/ Gurinder Ahluwalia
                                            ----------------------------
                                            Name:  Gurinder Ahluwalia
                                            Title: President